Exhibit 4.6

Number *0*	Shares *0*

SEE REVERSE FOR IMPORTANT
INFORMATION

ZEROFOX HOLDINGS, INC.

a Corporation Formed Under the Laws of the State of Delaware

THIS CERTIFIES THAT **Specimen** is the owner of **Zero (0)** fully paid and nonassessable shares of Common Stock, $0.0001 par value per share, of

ZeroFox Holdings, Inc.

(the “Corporation”) transferable on the books of the Corporation by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation of the Corporation and the Bylaws of the Corporation and any amendments thereto.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by its duly authorized officers this ___ day of __________, 20___.

(SEAL)
Thomas P. FitzGerald	James C. Foster
General Counsel and Corporate Secretary	Chief Executive Officer

IMPORTANT NOTICE

THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER, ON REQUEST AND WITHOUT CHARGE, A SUMMARY OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OF THE CORPORATION AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND RIGHTS, AND THE VARIATIONS IN RIGHTS, PREFERENCES AND LIMITATIONS DETERMINED FOR EACH SERIES, WHICH ARE FIXED BY THE CERTIFICATE OF INCORPORATION OF THE CORPORATION AND ANY AMENDMENTS THERETO, AND THE RESOLUTIONS OF THE BOARD OF DIRECTORS OF THE CORPORATION, AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES. SUCH REQUEST MAY BE MADE TO THE OFFICE OF THE SECRETARY OF THE CORPORATION OR TO THE TRANSFER AGENT.

_________________________________

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, DESTROYED, STOLEN OR MUTILATED, THE CORPORATION

WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

_________________________________

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT __________ Custodian__________
TEN ENT	-	as tenants by the entireties	(Custodian) (Minor)
JT TEN	-	as joint tenants with right of	under Uniform Gifts to Minors Act of
		survivorship and not as tenants	__________________________
		in common	(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, ________________________ HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO

(Please Print or Typewrite Name and Address, Including Zip Code, of Assignee)

(Please Insert Social Security or other Identifying Number of Assignee)

____________________________ (______________) shares of Common Stock of the Corporation represented by this Certificate and does hereby irrevocably constitute and appoint ________________________________ attorney to transfer the said shares of Common Stock on the books of the Corporation, with full power of substitution in the premises.

Dated _______________________
NOTICE: The Signature To This Assignment Must Correspond With The Name As Written Upon The Face Of The Certificate In Every Particular, Without Alteration Or Enlargement Or Any Change Whatsoever.